SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 16, 2002
                                                         ----------------

                          GIGA INFORMATION GROUP, INC.
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER




   Delaware                 File No. 0-21529                   06-1422860
---------------             ----------------                ---------------
(State or other               (Commission                   (I.R.S Employer
jurisdiction or                  File                       Identification
organization)                   Number)                         Number)



           139 Main Street
           Cambridge, MA                                         02142
           ------------------------------------------------------------
           (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (617) 577-4900
                                                     --------------







          (former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

                                                    P R E S S   R E L E A S E

GiGa
Giga Information Group

Technology Advice.
Business Results.
                                                    CONTACT:
                                                    Public Relations
                                                    Christina Thirkell
                                                    (617) 577-4965
                                                    cthirkell@gigaweb.com

                                                    Investors
                                                    Qorvis Communications
                                                    Karen Vahouny
                                                    (703) 744-7800
                                                    kvahouny@qorvis.com


--------------------------------------------------------------------------------
                GIGA INFORMATION GROUP REPORTS FIFTH CONSECUTIVE
                            QUARTER OF PROFITABILITY

  GIGA REPORTS EPS OF $0.07 COMPARED TO $0.05 FOR SAME QUARTER ONE YEAR AGO


CAMBRIDGE, MA (October 16, 2002) -- Giga Information Group, Inc. (OTC BB: GIGX) today announced its financial results for the quarter ended September 30, 2002. Giga reported net income of $816,000, or $0.07 per diluted share, in the third quarter of this year, compared to net income of $534,000, or $0.05 per diluted share, in the same quarter of last year. Operating income was $793,000 versus $586,000 in the comparable quarter of 2001.

According to Robert Weiler, president and chief executive officer of Giga Information Group, "We have now generated five consecutive quarters of profitability, and we continue to deliver bottom-line performance that exceeds both our internal plans and previous guidance. The balance sheet reflects our unrestricted cash balance of now nearly $4 million and there continues to be no bank borrowing."

THIRD QUARTER RESULTS

         o Total revenues for the third quarter of 2002 were $14.9 million versus $16.6 million in the third quarter of last year, a decrease of $1.7 million, or 10%.


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


         o Research, advisory and consulting revenues were down $1.7 million, or 10%, over the period. Events and other revenues increased by $50,000 from the third quarter of 2001 to the same quarter of 2002. Giga attributed the revenue decrease to ongoing economic pressure on customer budgets, which continues to negatively affect research, advisory and consulting spending.

         o The cost of services increased from 33% of total revenues in the third quarter of 2001 to 40% of total revenues in this year's comparable quarter. Giga attributed the increase in the cost of services as a percentage of revenues to a lower revenue base, as well as additional senior analyst hires.

         o The revenue run rate at September 30, 2002, was approximately $64.8 million compared to approximately $68.3 million at the end of September of the previous year -- a $3.5 million decrease. Giga defines revenue run rate as the combination of revenues from Giga's advisory services contracts and revenues from non-subscription services such as events, Total Economic Impact(TM)and Web Site ScoreCard(TM). Historically, revenues from Giga's advisory services contracts approximate 90% of Annualized Value, which is the cumulative annualized subscription value of Giga's advisory services contracts in effect at any point in time.

         o Giga reported that its client retention rate was 70% at the end of the third quarter of 2002. This compares to 79% for the second quarter of 2002 and 77% for the first quarter of 2002.

Weiler added, "The economy continues to put pressure on sales of our core business services, as well as customer retention. However, the high-value-added research and advisory services provided by our analysts remain the central theme of our delivery model, and we stand firm in our belief that this will generate new and repeat customer business when the economy recovers. Our business model has been proven, as reflected by our continued profitability."

YEAR TO DATE RESULTS

         o For the first nine months of 2002, total revenues were $47.3 million compared to nearly $53.0 million for the same period of the previous year. This represents a decrease of $5.6 million, or nearly 11%.

         o Research, advisory and consulting revenues decreased nearly $4.2 million, a decline of 8%, while events and other revenues dropped by $1.5 million, or 45%, over the same period.


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


         o Cost of services as a percentage of total revenues stayed constant at 41.5% of revenues over the period, with sales and marketing expenses dropping from 42% to 33%.

         o The stability in cost of services as a percentage of total revenues over the period and the decrease in sales and marketing expenses led to an improvement in operating performance, from an operating loss of $3.2 million in the first nine months of 2001 to operating income of $2.3 million in same period of this year.

         o Net income was $2.2 million, or $0.19 per diluted share, in the first nine months of 2002 versus a net loss of $3.4 million, or $0.32 per share, in the comparable period of 2001.

OUTLOOK

Giga believes that diluted earnings per share in the fourth quarter of 2002 will be in the range of $0.04 to $0.06, and its EPS guidance for the year is $0.23 to $0.25, compared to the previous range of $0.24 to $0.26 per diluted share.

For the year, Giga estimates that 2002 revenues will be about 10% lower than in 2001, compared to 4% lower as previously discussed. While Giga continues to expect positive operating cash flow for the year, it anticipates negative cash flow for the fourth quarter. Giga remains conservative in its outlook for potential increases in customer spending for additional subscriptions and in the timing of adding new customers.

Giga's outlook is based on current expectations and is being provided so that management can discuss it during the upcoming investor conference call and with investors, potential investors, the media, financial analysts and others. The earnings guidance does not include the potential impact of unanticipated business or financial developments beyond the current quarter. Giga's estimates are subject to "Forward-Looking Statements" at the end of this press release and assume that none of the factors mentioned in that paragraph will have a negative impact on expected results.

INVESTOR CONFERENCE CALL

Giga plans to hold its investor conference call at 10 a.m. Eastern Daylight Time on Thursday, October 17, 2002, to review the financial results for the 2002 third quarter and provide an update on plans for the fourth quarter. The investor call will be accessible via webcast; click on the investor information section of Giga's website at www.gigaweb.com.

ABOUT GIGA INFORMATION GROUP, INC.

Giga Information Group is a leading global technology advisory firm that provides objective research, pragmatic advice and personalized consulting. Emphasizing close interaction between analyst and client, Giga enables companies to make better strategic decisions that maximize technology investments and achieve business results.


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
Founded in 1995, Giga is headquartered in Cambridge, Mass. and has offices throughout the Americas and Europe -- as well as Latin America, Asia/Pacific and the Middle East. For additional information, visit www.gigaweb.com.

(C)2002 Giga Information Group, Inc.


FORWARD-LOOKING STATEMENTS
Statements that are not historical facts may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect Giga's current expectations concerning future events and results. Giga generally uses the words "guidance," estimates," "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward looking statements, including those concerning Giga's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond Giga's control, which may cause Giga's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. In evaluating such statements as well as the future prospects of Giga, specific consideration should be given to various factors including the following: Giga's prior history of losses and negative working capital; Giga's dependence on sales and renewals of subscription-based services; Giga's ability to achieve and sustain high renewal rates; competition from other companies including those with greater resources than Giga; Giga's need to attract and retain qualified personnel; Giga's ability to manage and sustain growth; the risks associated with the development of new services and products; Giga's dependence on key personnel; the potential for significant fluctuations in quarterly operating results; the risks associated with international operations; Giga's future capital needs and the risks of working capital deficiency; continued market acceptance of and demand for Giga services; uncertainties relating to proprietary rights; Giga's dependence on the Internet infrastructure; the risk of system failure; the risks related to content; and other risks as detailed from time-to-time in Giga's filings with the Securities and Exchange Commission. Giga undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.


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
GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
(IN THOUSANDS, EXCEPT SHARE AND
       PER SHARE DATA)

                                                         QUARTER ENDED SEPTEMBER 30,              NINE MONTHS ENDED SEPTEMBER 30,
                                                    ---------------------------------------  ---------------------------------------
                                                                   (UNAUDITED)                               (UNAUDITED)
                                                          2002                 2001                2002                 2001
                                                    ------------------   ------------------  ------------------  -------------------
Revenues:
    Research, advisory and consulting                        $ 14,828             $ 16,540            $ 45,546             $ 49,726
    Other, principally events                                     121                   71               1,783                3,234
                                                    ------------------   ------------------  ------------------  -------------------
        Total revenues                                         14,949               16,611              47,329               52,960
                                                    ------------------   ------------------  ------------------  -------------------

COSTS AND EXPENSES:
    Cost of services                                            5,936                5,556              19,665               21,993
    Sales and marketing                                         5,242                6,302              15,623               22,238
    Research and development                                      256                  294                 817                  847
    General and administrative                                  1,936                2,387               6,347                6,927
    Restructuring charge                                            -                  507                   -                1,532
    Depreciation and amortization                                 786                  979               2,555                2,668
                                                    ------------------   ------------------  ------------------  -------------------
        Total costs and expenses                               14,156               16,025              45,007               56,205
                                                    ------------------   ------------------  ------------------  -------------------

INCOME (LOSS) FROM OPERATIONS                                     793                  586               2,322               (3,245)
                                                    ------------------   ------------------  ------------------  -------------------

INTEREST INCOME                                                    28                   32                  42                   75
INTEREST EXPENSE                                                   (5)                (103)                (79)                (189)
FOREIGN EXCHANGE GAIN (LOSS)                                        1                   (1)                (45)                 (89)
MINORITY INTEREST                                                   -                   20                   -                   20
                                                    ------------------   ------------------  ------------------  -------------------

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES                 817                  534               2,240               (3,428)
INCOME TAX PROVISION (BENEFIT)                                      1                    -                  30                  (20)
                                                    ------------------   ------------------  ------------------  -------------------

NET INCOME (LOSS)                                               $ 816                $ 534             $ 2,210             $ (3,408)
                                                    ==================   ==================  ==================  ===================

EARNINGS (LOSS) PER COMMON SHARE
        BASIC                                                  $ 0.08               $ 0.05              $ 0.21              $ (0.32)
        DILUTED                                                $ 0.07               $ 0.05              $ 0.19              $ (0.32)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
        BASIC                                              10,758,591           10,625,327          10,706,955           10,543,081
        DILUTED                                            11,540,000           10,852,070          11,581,381           10,543,081


CONDENSED CONSOLIDATED BALANCE SHEET DATA
    (IN THOUSANDS, EXCEPT SHARE DATA)                                       SEPTEMBER 30,        DECEMBER 31,
                                                                               2002                2001
                                                                         ------------------  ------------------
                                                                            (UNAUDITED)
ASSETS
    Cash and cash equivalents                                                      $ 3,905             $ 1,118
    Restricted cash                                                                     16                  57
    Accounts receivable, net                                                         9,961              19,007
    Unbilled accounts receivable                                                     5,025               5,588
    Total current assets                                                            22,159              29,956
    Restricted cash                                                                    668                 620
    Unbilled accounts receivable                                                     1,340               1,399
    Property and equipment, net                                                      3,823               5,770
    Total assets                                                                    30,119              39,756

LIABILITIES AND STOCKHOLDERS' DEFICIT
    Short-term borrowings                                                              $ -             $ 2,507
    Current portion of capitalized lease obligations                                   290                 325
    Accounts payable                                                                 2,294               3,841
    Deferred revenues - current                                                     30,151              36,601
    Accrued and other current liabilities                                            6,965               7,593
    Total current liabilities                                                       39,700              50,867
    Total liabilities                                                               41,402              53,145
    Total stockholders' deficit                                                    (11,283)            (13,389)
    Total liabilities and stockholders' deficit                                     30,119              39,756

COMMON STOCK ISSUED AND OUTSTANDING                                             10,767,152          10,666,021


                                      ###


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           GIGA INFORMATION GROUP, INC.

                                           By:     Victoria M. Lynch
                                              ----------------------------------
                                                   Victoria M. Lynch
                                                   Senior Vice President and
                                                   Chief Financial Officer

Date: October 17, 2002












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